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                                                                    Exhibit 99.1

                  CONSENT OF PERSON ABOUT TO BE NAMED DIRECTOR

Financial Pacific Company, a Washington corporation (the "COMPANY"), has filed a Registration Statement on Form S-1 (File No. 333-114383) (together with any amendments, the "REGISTRATION STATEMENT") registering shares of the Company's Common Stock, no par value, for issuance pursuant to an initial public offering. As required by Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement as a person who has agreed to serve as a director beginning immediately after the effectiveness of the Registration Statement.



                                          /s/ Karen J. Curtin
                                          --------------------------------------
                                          Karen J. Curtin

                                          Date: 5/12/04
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